Exhibit 10.1
SERVICES AGREEMENT
THIS SERVICES AGREEMENT is made and entered into as of January 2, 2011, between RDMartin, Ltd, a Georgia corporation (“RDMartin”), and Tandy Brands Accessories, Inc. (the “Client”).
RECITALS:
WHEREAS, RDMartin, Ltd provides personnel (the “Assigned Personnel”) on a contract basis and Client wishes to engage RDMartin to provide Assigned Personnel pursuant to the terms of this Agreement;
NOW, THEREFORE, for and in consideration of the premises and the mutual promises made herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, RDMartin and Client hereby agree as follows:
1. Engagement of RDMartin. Client hereby engages RDMartin to provide Client with Assigned Personnel identified in the Services Exhibit attached hereto as Exhibit A (the “Services Exhibit”) to perform the services specified in the Services Exhibit (the “Services”), subject to the terms and conditions of this Agreement. The Services Exhibit shall be deemed part of this Agreement. It is understood and agreed by the parties that RDMartin and/or Assigned Personnel are an Independent Contractor and shall in no sense shall be considered an employee or agent of the Client, nor will have any power or right to enter into contracts or commitments on behalf of the Client. The Client shall not be responsible for, and shall not withhold or pay any federal, state or local income tax, nor payroll tax of any kind, on behalf of Independent Contractor or any employees of Independent Contractor. Independent Contractor shall be responsible for the filing and payment of all income related taxes associated with Independent Contractor. Independent Contractor shall not be treated as an employee with respect to the services performed hereunder for federal or state tax purposes.
2. Term and Termination of Agreement. The term of RDMartin’s engagement shall commence on the date of this Agreement unless otherwise specified in the Services Exhibit and end as specified in the Services Exhibit. Client may terminate Assigned Personnel at any time. In the event of termination, Client agrees to promptly pay RDMartin for all services rendered and all reimbursable expenses incurred through the date of termination. Consistent with the Rules of Professional Conduct, RDMartin reserves the right to withdraw with Client’s consent or for good cause, which includes breach of this Agreement by reason of failure to pay for Services as provided herein. Upon the effective termination of this Agreement by either party, the obligation of RDMartin to provide the Assigned Personnel to Client and Client’s right to utilize the services of the Assigned Personnel shall immediately cease, and the Assigned Personnel shall immediately cease providing services to Client.
3. Insurance Coverage. Client will include RDMartin and Assigned Personnel in the following corporate insurance policies: Primary and excess D&O, Fiduciary Liability, Crime, Special Crime (aka kidnap ransom).
4. Services Fees. In consideration of the provision of the Assigned Personnel to Client, Client shall pay RDMartin Services Fees according to the terms set forth in the Services Exhibit. Unless otherwise stated in the Services Exhibit, payment is due upon receipt of the invoice by Client.
5. Confidential Information. RDMartin acknowledges and agrees that any and all information concerning Client’s business which, at the time of disclosure, is not generally known by the public is confidential and proprietary and hereby agrees that it will not duplicate, use or disclose of any such information, unless such duplication, use or disclosure is specifically authorized by Client or contemplated by this Agreement. Confidential and proprietary information is defined to include, but is not limited to, customer requirements, trade secrets, business procedures, price lists, financial data, customer lists and prospective customer lists.
6. Warranty Disclaimer. The Services provided pursuant to this Agreement are provided without any express or implied warranties of any kind.

7. Damage Disclaimer. To the extent permitted by applicable law, the liability of RDMartin, its agents, employees and other personnel, officers, directors, members, successors or assigns for damages, whether for breach of this Agreement, breach of warranty or otherwise shall be limited to an amount equal to the fees paid to RDMartin by Client, whether the liability arises from contract, tort or other claims. RDMartin shall not be liable for any incidental, consequential or special damages which may arise from this Agreement, including without limitation costs or procurement of substitute services nor for any lost profits, lost business, loss of use of data or interruption of business arising out of any breach of this Agreement or any Services performed by RDMartin or Assigned Personnel.
8. General. The signatory for Client warrants that such person has the authority to execute this Agreement for Client as its binding agent and that this Agreement does not violate any law, agreement, bylaw or understanding by which Client is bound. This Agreement is governed by Texas law, and when executed by both parties, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements, quotations or negotiations between the parties, whether oral or written. This Agreement may only be amended in writing signed by RDMartin and Client. Client acknowledges that the authorized representative of the Client has read this Agreement and agrees to and understands all of its terms and conditions.
9. Arbitration and Waiver of Rights. Any dispute or controversy arising out of, in connection with, or relating to this Agreement or its termination must be settled exclusively by arbitration in Dallas, Texas, by one arbitrator in accordance with the arbitration rules of the American Arbitration Association then in effect; provided, however, that this arbitration agreement does not preclude the parties from seeking to enforce the covenants in Sections 4 and 5 of this Agreement in any court of competent jurisdiction without resort to arbitration. The arbitrator’s award may include the manner in which fees of counsel and other expenses in connection with the dispute or controversy are to be borne by the parties. The arbitrator’s authority and jurisdiction is limited to interpreting and applying the express provisions of the Agreement and the arbitrator has no authority to alter or add to the provisions of the Agreement. Judgment may be entered upon the arbitrator’s award in any court of competent jurisdiction. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE IN THIS MANNER, THEY ARE WAIVING THEIR RIGHTS TO HAVE ANY DISPUTE ARISING OUT OF THE AGREEMENT TRIED BEFORE AND ADJUDICATED BY A JURY.
10. Notices. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested as follows:

Tandy Brands Accessories, Inc.	RDMartin Ltd
3631 West Davis, Suite A	1651 Tyler Green Trail
Dallas, Texas 75211	Smyrna, GA 30080
ATTN: Rod McGeachy III	ATTN: Robert D. Martin
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tandy Brands Accessories, Inc.		RDMartin, Ltd

By:	/s/ Rod McGeachy III Rod McGeachy III	By:	/s/ Robert D. Martin Robert D. Martin
	Title: Chairman and CEO		Title: President

Date: 1/7/11		Date: 1/2/11

EXHIBIT A
SERVICES EXHIBIT
This Services Exhibit is dated January 2, 2011 and is a part of the Services Agreement (the “Agreement”) between RDMartin Ltd and Tandy Brands Accessories Inc., dated January 2, 2011. Capitalized terms used in this Exhibit shall have the meanings set forth in the Agreement.

Client:	Tandy Brands Accessories Inc.

Assigned Personnel:	Robert D. Martin

Description of Services:	Financial and Business Consulting — Interim CFO
Fees and Terms: Hourly billing rate for Assigned Personnel is $350, with a maximum of $15,000 per week, and will be invoiced weekly. Payment is due upon receipt to the following address: RDMartin Ltd, 1651 Tyler Green Trail; Smyrna, GA 30080
Expenses: Client agrees to reimburse RDMartin Ltd or Assigned Personnel for all reasonable out-of-pocket expenses incurred (other than normal daily working and commuting expenses) in connection with the performance of the Services. Travel time (other than normal daily commute) will be billed at standard rate.
Start date:     January 2, 2011
End date:       June 30, 2011 or sooner
This Services Exhibit to the Services Agreement is hereby accepted:

Tandy Brands Accessories Inc		RDMartin, Ltd

By:	/s/ Rod McGeachy III Rod McGeachy III	By:	/s/ Robert D. Martin Robert D. Martin
	Title: Chairman and CEO		Title: President

Date: 1/7/11		Date: 1/2/11